UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

CATERPILLAR FINANCIAL SERVICES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-11241	37-1105865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2120 West End Avenue, Nashville, Tennessee		37203-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series H, 3.300% Notes Due 2024	CAT/24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 30, 2020, Caterpillar Financial Services Corporation (the “Company”) commenced its program for the issuance from time to time of the Company’s Medium-Term Notes, Series J (the “Medium-Term Notes”). Any such issuance will be under the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-237475) (the “Registration Statement”) and the related Prospectus dated March 30, 2020 and Prospectus Supplement dated March 30, 2020 relating to the Medium-Term Notes, as each may be amended from time to time.

On March 30, 2020, the Company also recommenced its program for the issuance from time to time of the Company’s PowerNotes® (the “PowerNotes”). Any such issuance will be under the Registration Statement and the related Prospectus dated March 30, 2020 and Prospectus Supplement dated March 30, 2020 relating to the PowerNotes, as each may be amended from time to time.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits:
The following are filed as part of this Report and as Exhibits to the Registration Statement:

5.1	Opinion of Sidley Austin LLP, as to the legality of the Medium-Term Notes.

5.2	Opinion of Erika Ruiz, as to the legality of the PowerNotes.

8.1	Opinion of Sidley Austin LLP, as to certain federal tax matters concerning the Medium-Term Notes.

8.2	Opinion of Sidley Austin LLP, as to certain federal tax matters concerning the PowerNotes.

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

23.2	Consent of Erika Ruiz (included as part of Exhibit 5.2).

23.3	Consent of Sidley Austin LLP (included as part of Exhibit 8.1).

23.4	Consent of Sidley Austin LLP (included as part of Exhibit 8.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Date: March 30, 2020	By:	/s/ Michael G. Sposato
Michael G. Sposato
Secretary